    As filed with the Securities and Exchange Commission on August 9, 2001
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                              __________________

                             OPENWAVE SYSTEMS INC.
            (Exact Name of Registrant as Specified in Its Charter)
                              __________________

              Delaware                                   94-3219054
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                            1400 Seaport Boulevard
                        Redwood City, California 94063
                                (650) 480-8000
              (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

                     Avogadro, Inc. 2000 Stock Option Plan
                          (Full Titles of the Plans)

                               Donald J. Listwin
                     President and Chief Executive Officer
                             Openwave Systems Inc.
                            1400 Seaport Boulevard
                        Redwood City, California 94063
                                (650) 480-8000

Copy To:

                                Kenton J. King
                   Skadden, Arps, Slate, Meagher & Flom LLP
                                  Suite 1100
                             525 University Avenue
                          Palo Alto, California 94301
                                (650) 470-4500

                              __________________


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
  Title of Securities to be     Amount to be    Proposed Maximum     Proposed Maximum         Amount of
         Registered              Registered      Offering Price     Aggregate Offering       Registration
                                                  Per Share (1)          Price (1)             Fee (1)
----------------------------------------------------------------------------------------------------------

Avogadro, Inc. 2000 Stock          571,288          $24.315          $13,890,868             $3,472.72
Option Plan
Common Stock,
par value $0.001 per share
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of the common stock of the Registrant on the New York Stock Exchange, Inc. as of a specified date within five business days prior to the date of filing the registration statement. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.
                              __________________

      In addition pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

      The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                    PART I

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Securities and Exchange Commission ("the SEC") requires us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange

     The following documents filed with the SEC are hereby incorporated by reference:

          (a) Our Annual Report on Form 10-K405 filed with the SEC on August 31, 2000 (No. 000-25687).

          (b) Our Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2001 filed with SEC on May 15, 2001; Quarterly Report on
Form 10-Q for the three and six months ended December 31, 2000 filed on February 14, 2001; and Quarterly Report on Form 10-Q for the three months ended September 30, 2000.

          (c) Current Report on Form 8-K filed on August 17, 2000; Current Report on Form 8-K filed on November 29, 2000; Current Report on Form 8-K/A filed on January 31, 2001; Current Report on Form 8-K filed on June 11, 2001; Current Report on Form 8-K filed on July 2, 2001; and Current Report on Form 8-K filed on July 16, 2001.

          (d) The descriptions of our Common Stock contained in our Registration Statement on Form 8-A12G filed with the SEC on April 1, 1999 (No. 333-75219) and our Registration Statement on Form 8-A12B filed with the SEC on August 17, 2000.

          (e) Software.com Inc.'s ("Software.com") Current Report on Form 8-K filed on July 17, 2000; Quarterly reports on Form 10-Q of Software.com for the three and nine months ended September 30, 2000 filed on November 16, 2000 and for the three and six months ended June 30, 2000 filed on August 14, 2000.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Alan J. Black, 1400 Seaport Boulevard, Redwood City, California 94063, telephone: (650) 480-8000.

Item 4.   Description of the Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Our Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Amended and Restated Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Index to Exhibits.

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                               OPENWAVE SYSTEMS INC.

                                               By: /s/ Alan Black
                                                  ----------------------------
                                               Name:   Alan Black
                                               Title: Senior Vice President,
                                                      Corporate Affairs, and
                                                      Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

                Signature                                             Title
                ---------                                             -----
                                                     Chairman of the Board, President, Chief
                                                    Executive Officer and Director (principal
         /s/  Donald J. Listwin                                   executive officer)
---------------------------------------------
              Donald J. Listwin

                                                    Senior Vice President, Corporate Affairs, and
                                                      Chief Financial Officer
         /s/ Alan Black                           (principal financial and accounting officer)
---------------------------------------------
             Alan Black


         /s/ John L. MacFarlane                       Executive Vice President and Director
---------------------------------------------
             John L. MacFarlane


         /s/ Roger Evans                                           Director
---------------------------------------------
             Roger Evans


         /s/ Bernard Puckett                                       Director
---------------------------------------------
             Bernard Puckett


         /s/ Andrew Verhalen                                       Director
---------------------------------------------
             Andrew Verhalen

                                 EXHIBIT INDEX

Exhibit
Number

5.1*      Opinion of Skadden, Arps, Slate, Meagher and Flom LLP

23.1*     Consent of Skadden, Arps, Slate Meagher and Flom LLP
          (included in Exhibit 5.1)

23.2* Consent of KPMG LLP, independent auditors, with respect to Openwave Systems Inc. (formerly known as Phone.com, Inc.)

23.3* Consent of Ernst & Young LLP, independent auditors, with respect to Software.com, Inc.

24.1*     Power of Attorney

99.1*     Avogadro, Inc. 2000 Stock Option Plan
_______________________

* Filed herewith.